Exhibit 99.1

4Front Ventures Corp. Transforms Balance Sheet Through Conditional Senior Secured Debt Conversion into Equity and Announces Leadership Change

PHOENIX, Jan. 8, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, announced that the Company has entered into a conditional amendment to the loan and security agreement (collectively, the "Amendment") with its senior secured lender, LI Lending, LLC (the "Lender") under which the Lender will convert approximately 44% ($USD 23,000,000) of the principal amount of its debt into class A subordinate voting shares of the Company (the "SVS"). The conversion price of $CAD 0.125 ($USD 0.094) per SVS (the "Conversion Price"), was negotiated with the Lenders and reserved with the Canadian Securities Exchange (the "CSE") at the closing price on December 22, 2023. Under the terms of the Amendment, the Company will also provide 15% warrant coverage with an exercise price of $CAD 0.144 (USD$ 0.108), being a premium of 15% from the issue price of the SVS, each exercisable into one SVS for a term of three years. The terms for the remaining loan balance of $USD 28,700,000 will be unamended, and the interest rate will remain at 12%. The Amendment is subject to requisite third-party concessions and approvals, including regulatory approval from the Canadian Securities Exchange.

In addition, the Company announced that its board of directors (the "Board") have appointed Andrew Thut as Chief Executive Officer, effective January 8, 2024. Mr. Thut will succeed Leo Gontmakher, who has served as Chief Executive Officer since May 30, 2020. Mr. Gontmakher will remain on the Board as a director and serve as a consultant to the Company.

"Today marks a significant milestone for 4Front as we announce the culmination of several strategic actions aimed at strengthening our balance sheet and materially accelerating our path to positive cashflow generation through the reduction of senior secured debt and the associated debt service payments," stated Andrew Thut, incoming CEO of 4Front Ventures. "This transaction is more than just financial; it's a material strategic arrangement designed to facilitate sustainable and profitable growth and position the Company well for the eventuality of cannabis rescheduling, federal banking reform, and improved access to capital."

"Our latest actions demonstrate a commitment to transforming our balance sheet, safeguarding the financial health of the Company, and focusing on long-term growth, where we are still bullish on our ability to double the revenue of our Company over the next 12-18 months in Illinois alone. Moreover, this strategic move significantly reduces our annual expenses by approximately $3 million, opening new avenues for investment and growth. LI Lending's continued, unwavering support and belief in the equity value and future upside of 4Front will allow us to realize our strategic growth plans and accelerate value creation for our shareholders."

"Further, I would like to take this opportunity to thank Leo for his leadership of 4Front. I am honored to have the opportunity to step into his shoes at such an important inflection point for the Company. As we undertake an operational and strategic review of the business, I look forward to working alongside Leo and the entire 4Front team and our Board to drive growth, operational excellence, and value for all stakeholders."

Leo Gontmakher said: "I am grateful to have served as CEO of 4Front and have had the pleasure of working with Andrew for the past five years. During this time, Andrew has always distinguished himself with exemplary performance in various roles, including his former role as the Chief Investment Officer. Andrew has always provided strong leadership and has helped lay the foundation for the next phase of 4Front's growth. As demonstrated clearly by the conversion of this debt to equity, I and the investors of LI Lending are fully committed to the success of 4Front."

Board chair Robert Hunt: "On behalf of the entire 4Front Board, we thank Leo for his service as CEO to the Company and are delighted to have Andrew assume this role after more than a decade of service to the Company. The Board has complete confidence that Andrew is the right person to lead the business forward. His proven leadership and commitment to the Company will enable him to guide 4Front through its next chapter and help drive long-term value for our shareholders."

Leo Gontmakher and Roman Tkachenko, directors of the Company, each own 14.28% of the Lender.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in Illinois, Massachusetts, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements regarding the terms and conditions of the Amendment, third-party concessions, regulatory approvals, the potential acceleration of our path to positive cash flow generation and facilitation of sustainable and profitable growth, the possibility of cannabis rescheduling, federal banking reform and improved access to capital, the commitment of our lenders to safeguarding the financial health of the company and focusing on long term growth and our expectations regarding the growth of the company in Illinois and ability to realize our strategic growth plans and accelerate value creation. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond 4Front's control including but not limited to receipt of third-party and regulatory approvals, if any, on terms and conditions stated in the  Amendment, the coming into force of any proposed government federal legislation including regarding cannabis rescheduling and banking reform and the risk factors and other cautionary statements as set out in the materials we file with applicable securities authorities including our Annual Report on Form 10-K for the year ended December 31, 2022. If the third party concessions and regulatory  If such approvals are not obtained on terms satisfactory to 4Front and LI Lending or at all, the transactions contemplated by the Amendment may not occur. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602-633-3067; Media Contact: MATTIO Communications, 4Front@mattio.com

CO: 4Front Ventures Corp.

CNW 08:30e 08-JAN-24